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                                                         EXHIBIT 10.7
                         AMENDMENT TO NO. 4

                                 TO

                   DEFERRED COMPENSATION AGREEMENT


     Amendment No. 4, dated April     8      , 1996, between LECHTERS,
INC. a New Jersey Corporation (the "Corporation") and Donald Jonas ("Employee") to Deferred Compensation Agreement dated December 9, 1987 as amended June 16, 1989, August 15, 1989 and June 15, 1995 (the "Agreement").
     WHEREAS, Amendment No. 3 dated June 15, 1995, made part of the Agreement provides in paragraph 4 that the Corporation shall pay the insurance premiums on split-dollar life insurance policy #79713191 issued by Prudential Life Insurance Company providing for a death benefit of $4,000,000, and whereas Donald Jonas and the Corporation have been advised to terminate said Prudential policy, and place in substitution therefore two (2) new policies having a death benefit of $2,000,000 each to be issued by Metropolitan Life.
     NOW, THEREFORE, it is agreed as follows:
     1. Paragraph No. 4 of said Amendment No. 3 is hereby amended to delete reference to policy #79713191 issued by Prudential Life Insurance Co.


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     2.  Paragraph No. 4 of said Amendment No. 3 is hereby amended to add that the Corporation agrees for the lives Barbara and Donald Jonas to pay the insurance premiums on the split-dollar life insurance policies issued, or to be issued, by Metropolitan Life on the lives of Donald Jonas and Barbara Jonas as aforesaid, provided that the Corporation has the right to receive from the benefits payable pursuant to such policies an amount equal to the aggregate premium costs incurred by the Corporation for the maintenance of said policies.
     3. Except as hereby amended, the Agreement shall continue in full force and effect.
     IN WITNESS WHEREOF, the parties have caused this Amendment No. 4 to be executed as of the date first written above.

                                   LECHTERS, INC.

                                   BY: /s/ Ira Rosenberg
                                        Vice President




                                       /s/ Donald Jonas
                                        Donald Jonas